UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2020

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
530 Seventh Avenue, Suite 2201
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2020, Zentalis Pharmaceuticals, Inc. (the “Company”) entered into a lease (the “Lease”) with TPSC IX, LLC (the “Landlord”), pursuant to which the Company agreed to lease an aggregate of approximately 117,929 rentable square feet of office and laboratory space located at 10275 Science Center Drive, San Diego, California and 10285 Science Center Drive, San Diego, California (the “Premises”).

The term of the Lease commences on the earlier of (i) the date of the Landlord’s notification to the Company that the tenant improvements are complete and (ii) the date in which the Company first commences to conduct business in the Premises, and lasts for a period of ten (10) years and eight (8) months. The term of the Lease is estimated to begin on November 1, 2021 and end on June 30, 2032. The Lease provides that base rent for the Premises will be approximately $625,000 per month, or $5.30 per square foot, subject to an annual upward adjustment of 3% of the then current rental rate, starting on the first anniversary of the first payment of rent under the Lease, and other potential adjustments based on the Company’s utilization of certain tenant improvement allowances. The Company has the right to terminate the lease after each of (i) 92 months and (ii) 104 months, upon 12 full calendar months’ written notice prior to the such date. Pursuant to the Lease, the Company has delivered a letter of credit to the Landlord in the amount of approximately $1.1 million. The Lease contains customary representations and warranties, covenants, obligations and indemnities in favor of either party.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements with Executive Officers

On October 1, 2020, Zeno Management, Inc., a wholly-owned subsidiary of Zentalis Pharmaceuticals, Inc. (for purposes of this Item 5.02, together, the “Company”), entered into amended and restated employment agreements with each of Anthony Y. Sun, M.D., the Company’s President and Chief Executive Officer, Kevin Bunker, Ph.D., the Company’s Chief Operating Officer, and Melissa Epperly, the Company’s Chief Financial Officer, providing for the amendment of the severance terms under such agreements.

Under the amended and restated employment agreements with each of Drs. Sun and Bunker, in the event of a termination by the Company other than for cause or by the executive for good reason other than during the 18-month period following a change of control of the Company, the executive will be entitled to a lump sum payment equal to his annual base salary and his pro-rated target bonus for the year in which the termination occurs, plus 12 months of health benefits pursuant to COBRA. In the event such termination by the Company other than for cause or by the executive for good reason occurs during the 18-month period following a change of control of the Company, (a) Dr. Sun will be entitled to a lump sum payment equal to 18 months’ base salary and 150% of his target bonus for the year in which the termination occurs, plus 18 months of health benefits pursuant to COBRA, and (b) Dr. Bunker will be entitled to a lump sum payment equal to 12 months’ base salary and his full target bonus for the year in which the termination occurs, plus 12 months of health benefits pursuant to COBRA.

Pursuant to Ms. Epperly’s amended and restated employment agreement, in the event of her termination by the Company other than for cause or by her for good reason other than during the 18-month period following a change of control of the Company, she will be entitled to a lump sum payment equal to 9 months’ base salary and her pro-rated target bonus for the year in which the termination occurs, plus 9 months of health benefits pursuant to COBRA. In the event such termination by the Company other than for cause or by her for good reason occurs during the 18-month period following a change of control of the Company, she will be entitled to a lump sum payment equal to 12 months’ base salary and her full target bonus for the year in which the termination occurs, plus 12 months of health benefits pursuant to COBRA.

In addition, in the event of an executive’s termination by the Company other than for cause or by the executive for good reason, in each case following a change of control of the Company, all of his or her stock awards will vest. This acceleration is in addition to any more favorable acceleration terms that may be set forth in an executive’s existing award agreements.

Following termination, to receive the severance payments described above, the executive must execute a general release of claims in favor of the Company and continue to comply with applicable restrictive covenants.

The foregoing descriptions of the amended and restated employment agreements with Drs. Sun and Bunker and Ms. Epperly do not purport to be complete and are qualified in their entirety by reference to the full amended and restated employment agreements attached as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Lease, effective September 30, 2020, between Zentalis Pharmaceuticals, Inc. and TPSC IX, LLC
10.2	Second Amended and Restated Employment Agreement, effective as of October 1, 2020, between Zeno Management, Inc. and Anthony Y. Sun, M.D.
10.3	Amended and Restated Employment Agreement, effective as of October 1, 2020, between Zeno Management, Inc. and Kevin Bunker, Ph.D.
10.4	Amended and Restated Employment Agreement, effective as of October 1, 2020, between Zeno Management, Inc. and Melissa Epperly

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: October 2, 2020	By:	/s/ Anthony Y. Sun, M.D.
Anthony Y. Sun, M.D.
President and Chief Executive Officer